Exhibit 13.2

        Certification

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350,
Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Multicanal S.A., a sociedad anónima (stock corporation) (the "Company"), does here certify, to the best of such officer's knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2004 (the "Form 20-F") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated: June 17, 2005

/s/ Adrián Mészaros Title: Chief Financial and Administrative Officer

A signed original of this written statement required by Section 906 has been provided to Multicanal S.A. and will be retained by Multicanal S.A. and furnished to the Securities and Exchange Commission or its staff upon request.